                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-130536

                      BANC OF AMERICA SECURITIES [LOGO] TM

--------------------------------------------------------------------------------

      THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

      BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND
IF ISSUED" BASIS, ANY CONTRACT OF SALE WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. IN ADDITION,
SINCE THE ASSET-BACKED SECURITIES AND THE ASSET POOLS BACKING THEM ARE SUBJECT
TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES
OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE
OR AVAILABILITY OF A FINAL PROSPECTUS), ANY SUCH CONTRACT ALSO IS CONDITIONED
UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL OCCUR WITH RESPECT TO THE
RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING DATE. IF A MATERIAL CHANGE
DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT WILL TERMINATE, BY ITS
TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY BETWEEN US (THE "AUTOMATIC
TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE WILL PROVIDE YOU WITH
REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE AND GIVE YOU AN
OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN PURCHASING THE
CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN SUCH TIMEFRAME AS
MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE REVISED OFFERING
MATERIALS.

MBS NEW ISSUE TERM SHEET

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-7, GROUP T2

$420,452,000(APPROXIMATE) CLASSES T2-A-1, T2-A-2, T2-A-3, T2-A-4, T2-A-5,
T2-A-6, T2-A-7, T2-A-8, T2-A-A, T2-A-B, T2-M-1, T2-M-2, T2-M-3, T2-M-4, T2-M-5,
T2-M-6, T2-M-7 AND T2-M-8 (OFFERED CERTIFICATES)

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
MASTER SERVICER AND SECURITIES ADMINISTRATOR

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE AND CUSTODIAN

BANK OF AMERICA, NATIONAL ASSOCIATION
WELLS FARGO BANK, N.A.
SUNTRUST MORTGAGE, INC.
SERVICERS

OCTOBER 23, 2006

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                             PRELIMINARY SUMMARY OF CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------
                                                         TO CALL (1)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                      EXPECTED
                                                               EST.    EST. PRIN.     MATURITY
              APPROX.         INTEREST - PRINCIPAL             WAL       WINDOW      TO CALL @     DELAY        EXPECTED
CLASS         SIZE (2)                TYPE                    (YRS)      (MOS)        100% PPC     DAYS         RATINGS
-----------------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES                                                                                        MOODY'S     S&P
-----------------------------------------------------------------------------------------------------------------------------

 T2-A-1     $157,775,000     Senior, Sequential Pay            1.05        1-26         26          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-2      $50,000,000     Senior, Sequential Pay            1.05        1-26         26           0        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-3      $50,757,000     Senior, Sequential Pay            2.50       26-35         35          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-4      $36,525,000     Senior, Sequential Pay            3.50       35-50         50          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-5      $27,141,000     Super Senior, Sequential Pay      5.00       50-81         81          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-6       $7,925,000     Senior, Sequential Pay            6.82       81-82         82          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-7      $24,000,000     Super Senior - Lockout            5.83       38-82         82          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-8      $38,454,000     Senior - Lockout                  5.83       38-82         82          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-A       $2,000,000     Super Senior Support - Lockout    5.83       38-82         82          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-B       $3,500,000     Super Senior Support - Lockout    5.83       38-82         82          24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-1       $7,032,000           Mezzanine                   4.64       38-82         82          24        Aa1       AA+
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-2       $2,557,000           Mezzanine                   4.64       38-82         82          24        Aa2       AA
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-3       $2,131,000           Mezzanine                   4.64       37-82         82          24        Aa3       AA-
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-4       $2,131,000           Mezzanine                   4.62       37-82         82          24        A1        A+
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-5       $2,131,000           Mezzanine                   4.62       37-82         82          24        A2         A
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-6       $2,131,000           Mezzanine                   4.62       37-82         82          24        A3        A-
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-7       $2,131,000           Mezzanine                   4.62       37-82         82          24       Baa2       BBB
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-8       $2,131,000           Mezzanine                   4.56       37-82         82          24       Baa3      BBB-
-----------------------------------------------------------------------------------------------------------------------------
                                                    NOT OFFERED HEREUNDER
-----------------------------------------------------------------------------------------------------------------------------
 T2-B-1       $2,131,000
-------------------------
 T2-B-2       $2,132,000
-------------------------                                    INFORMATION NOT PROVIDED HEREIN
   CE         $1,491,918
-------------------------

-----------------------------------------------------------------------------------------------------------------------------

(1)   Estimated weighted average life, principal window and maturity for the
      Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is 12% CPR in the first month increasing
      1.545454% each month up to and including month 12, and remaining at 29%
      CPR for the life.

(2)   Class sizes are approximate and are subject to a +/- 5% variance.

BANC OF AMERICA SECURITIES LLC                                                 3
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                             PRELIMINARY SUMMARY OF CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------
                                                       TO MATURITY (1)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                     EXPECTED
                                                                                       FINAL
                                                               EST.    EST. PRIN.    MATURITY
              APPROX.         INTEREST - PRINCIPAL             WAL       WINDOW       @ 100%       DELAY        EXPECTED
CLASS         SIZE (2)                TYPE                    (YRS)      (MOS)          PPC        DAYS         RATINGS
-----------------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES                                                                                        MOODY'S     S&P
-----------------------------------------------------------------------------------------------------------------------------

 T2-A-1     $157,775,000     Senior, Sequential Pay            1.05        1-26           26        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-2      $50,000,000     Senior, Sequential Pay            1.05        1-26           26         0        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-3      $50,757,000     Senior, Sequential Pay            2.50       26-35           35        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-4      $36,525,000     Senior, Sequential Pay            3.50       35-50           50        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-5      $27,141,000     Super Senior, Sequential Pay      5.00       50-81           81        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-6       $7,925,000     Senior, Sequential Pay           12.31      81-192          192        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-7      $24,000,000     Super Senior - Lockout            6.59      38-190          190        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-8      $38,454,000     Senior - Lockout                  6.59      38-190          190        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-A       $2,000,000     Super Senior Support -  Lockout   6.59      38-190          190        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-A-B       $3,500,000     Super Senior Support -  Lockout   6.59      38-190          190        24        Aaa       AAA
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-1       $7,032,000     Mezzanine                         5.04      38-127          127        24        Aa1       AA+
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-2       $2,557,000     Mezzanine                         5.00      38-118          118        24        Aa2       AA
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-3       $2,131,000     Mezzanine                         4.96      37-113          113        24        Aa3       AA-
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-4       $2,131,000     Mezzanine                         4.91      37-109          109        24        A1        A+
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-5       $2,131,000     Mezzanine                         4.87      37-104          104        24        A2         A
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-6       $2,131,000     Mezzanine                         4.80       37-99           99        24        A3        A-
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-7       $2,131,000     Mezzanine                         4.71       37-92           92        24       Baa2       BBB
-----------------------------------------------------------------------------------------------------------------------------
 T2-M-8       $2,131,000     Mezzanine                         4.56       37-84           84        24       Baa3      BBB-
-----------------------------------------------------------------------------------------------------------------------------
                                                    NOT OFFERED HEREUNDER
-----------------------------------------------------------------------------------------------------------------------------
 T2-B-1       $2,131,000
-------------------------
 T2-B-2       $2,132,000
-------------------------                                    INFORMATION NOT PROVIDED HEREIN
   CE         $1,491,918
-------------------------

-----------------------------------------------------------------------------------------------------------------------------

(1)   Estimated weighted average life, principal window and maturity for the
      Offered Certificates are estimated to the maturity at a pricing speed of
      100% PPC, where PPC is 12% CPR in the first month increasing 1.545454%
      each month up to and including month 12, and remaining at 29% CPR for the life.

(2)   Class sizes are approximate and are subject to a +/- 5% variance.

BANC OF AMERICA SECURITIES LLC                                                 4
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Senior Certificates:               Classes T2-A-1, T2-A-2, T2-A-3, T2-A-4, T2-A-5, T2-A-6, T2-A-7, T2-A-8, T2-A-A and
                                   T2-A-B

Subordinate Certificates:          Classes T2-M-1, T2-M-2, T2-M-3, T2-M-4, T2-M-5, T2-M-6, T2-M-7, T2-M-8, T2-B-1,
                                   T2-B-2, and CE

Super Senior Support               Classes T2-A-A and T2-A-B.  Class T2-A-A is Super Senior Support to Class T2-A-5 and
Certificates:                      Class T2-A-B is Super Senior Support to Class T2-A-7.

Loan Group T2:                     A pool of fixed-rate, fully-amortizing mortgage loans secured by first liens on one-
                                   to four-family properties with original terms to maturity of approximately 15 to 30 years.

Principal Distributions on the     For each Distribution Date, the Senior Principal Distribution Amount will be allocated
Senior Certificates:               among and distributed in reduction of the class balances of the Senior Certificates in the following order of priority:

                                                     first, to the Class T2-A-7, Class T2-A-8, Class T2-A-A, and Class
                                               T2-A-B Certificates, pro rata, up to the Priority Amount;

                                                     second, to the Class T2-A-1 and Class T2-A-2 Certificates, pro
                                               rata, until the class balance of each such class has been reduced to zero;

                                                     third, sequentially to the Class T2-A-3, Class T2-A-4, Class
                                               T2-A-5, and Class T2-A-6 Certificates, in that order, until the class balance of each such class has been reduced to zero; and

                                                     fourth, to the Class T2-A-7, Class T2-A-8, Class T2-A-A, and Class
                                               T2-A-B Certificates, pro rata, until the class balance of each such class has been reduced to zero.

BANC OF AMERICA SECURITIES LLC                                                 5
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Class T2-M-1 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date) and (ii) the class balance of the Class T2-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 90.10% and (ii) the Pool
                                   Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Class T2-M-2 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date) and (iii)
                                   the class balance of the Class T2-M-2 Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of (a) the product of (i) approximately 91.30%
                                   and (ii) the Pool Balance as of the last day of the related Collection Period and
                                   (b) the amount by which the Pool Balance as of the last day of the related
                                   Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the
                                   Cut-off Date.

Class T2-M-3 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution Date)
                                   and (iv) the class balance of the Class T2-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately
                                   92.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related
                                   Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the
                                   Cut-off Date.

BANC OF AMERICA SECURITIES LLC                                                 6
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Class T2-M-4 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution
                                   Date), (iv) the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such
                                   Distribution Date) and (v) the class balance of the ClassT2- M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 93.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii)
                                   the Pool Balance on the Cut-off Date.

Class T2-M-5 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution
                                   Date), (iv) the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such
                                   Distribution Date), (v) the class balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date) and (vi) the class balance of the Class T2-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 94.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii)
                                   the Pool Balance on the Cut-off Date.

BANC OF AMERICA SECURITIES LLC                                                 7
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Class T2-M-6 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution
                                   Date), (iv) the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such
                                   Distribution Date), (v) the class balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates
                                   (after taking into account the payment of the Class T2-M-5 Principal Distribution
                                   Amount on such Distribution Date) and (vii) the class balance of the Class T2-M-6
                                   Certificates immediately prior to such Distribution Date over (y) the lesser of (a)
                                   the product of (i) approximately 95.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and
                                   (ii) the Pool Balance on the Cut-off Date.

Class T2-M-7 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution
                                   Date), (iv) the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such
                                   Distribution Date), (v) the class balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates
                                   (after taking into account the payment of the Class T2-M-5 Principal Distribution
                                   Amount on such Distribution Date), (vii) the class balance of the Class T2-M-6
                                   Certificates (after taking into account the payment of the Class T2-M-6 Principal
                                   Distribution Amount on such Distribution Date) and (viii) the class balance of the
                                   Class T2-M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 96.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the
                                   Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

BANC OF AMERICA SECURITIES LLC                                                 8
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Class T2-M-8 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution
                                   Date), (iv) the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such
                                   Distribution Date), (v) the class balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates
                                   (after taking into account the payment of the Class T2-M-5 Principal Distribution
                                   Amount on such Distribution Date), (vii) the class balance of the Class T2-M-6
                                   Certificates (after taking into account the payment of the Class T2-M-6 Principal
                                   Distribution Amount on such Distribution Date), (viii) the class balance of the
                                   Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7
                                   Principal Distribution Amount on such Distribution Date) and (ix) the class balance of the Class T2-M-8 Certificates immediately prior to such Distribution Date over
                                   (y) the lesser of (a) the product of (i) approximately 97.30% and (ii) the Pool
                                   Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

BANC OF AMERICA SECURITIES LLC                                                 9
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Class T2-B-1 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution
                                   Date), (iv) the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such
                                   Distribution Date), (v) the class balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates
                                   (after taking into account the payment of the Class T2-M-5 Principal Distribution
                                   Amount on such Distribution Date), (vii) the class balance of the Class T2-M-6
                                   Certificates (after taking into account the payment of the Class T2-M-6 Principal
                                   Distribution Amount on such Distribution Date), (viii) the class balance of the
                                   Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7
                                   Principal Distribution Amount on such Distribution Date), (ix) the class balance of the Class T2-M-8 (after taking into account the payment of the Class T2-M-8
                                   Principal Distribution Amount on such Distribution Date) and (x) the class balance of the Class T2-B-1 Certificates immediately prior to such Distribution Date over
                                   (y) the lesser of (a) the product of (i) approximately 98.30% and (ii) the Pool
                                   Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

BANC OF AMERICA SECURITIES LLC                                                10
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Class T2-B-2 Principal             As of any Distribution Date on or after the Stepdown Date and as long as a Trigger
Distribution Amount:               Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the
                                   Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T2-M-1 Certificates (after taking into account the payment of the Class T2-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T2-M-2 Certificates (after taking into account the payment of the Class T2-M-2 Principal Distribution Amount on such Distribution
                                   Date), (iv) the class balance of the Class T2-M-3 Certificates (after taking into account the payment of the Class T2-M-3 Principal Distribution Amount on such
                                   Distribution Date), (v) the class balance of the Class T2-M-4 Certificates (after taking into account the payment of the Class T2-M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class T2-M-5 Certificates
                                   (after taking into account the payment of the Class T2-M-5 Principal Distribution
                                   Amount on such Distribution Date), (vii) the class balance of the Class T2-M-6
                                   Certificates (after taking into account the payment of the Class T2-M-6 Principal
                                   Distribution Amount on such Distribution Date), (viii) the class balance of the
                                   Class T2-M-7 Certificates (after taking into account the payment of the Class T2-M-7
                                   Principal Distribution Amount on such Distribution Date), (ix) the class balance of the Class T2-M-8 (after taking into account the payment of the Class T2-M-8
                                   Principal Distribution Amount on such Distribution Date), (x) the class balance of the Class T2-B-1 (after taking into account the payment of the Class T2-B-1
                                   Principal Distribution Amount on such Distribution Date), (xi) the class balance of the T2-B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 99.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the
                                   Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

BANC OF AMERICA SECURITIES LLC                                                11
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Interest Rate Cap Agreement:       On the Closing Date, the Securities Administrator will enter into an Interest Rate
                                   Cap Agreement.  Under the Interest Rate Cap Agreement, the Cap Provider will be obligated to pay on each Distribution Date to the Securities Administrator an amount equal to the product of (a) the excess, if any, of (i) the lesser of (x) the then current one-month LIBOR rate and (y) the high strike rate over (ii) the low strike rate and (b) the lesser of the then current notional amount set forth on the attached Interest Rate Cap Schedule and the class balance of the Class T2-A-2
                                   Certificates, based on an "actual/360" basis until such Interest Rate Cap Agreement is terminated. Generally, these interest rate cap payments will be deposited into an account (the "Interest Rate Cap Account").  Neither the Interest Rate Cap Agreement
                                   or the Interest Rate Cap Account will be an asset of any REMIC.  On each
                                   Distribution Date, following the distribution of the Monthly Excess Cashflow Amount, payments from the Interest Rate Cap Account shall be distributed as follows:

                                   first, pro rata, to the Senior Certificates, to pay any remaining Accrued
                                   Certificate Interest;

                                   second, pro rata, to the Senior Certificates, to pay any remaining Interest Carry
                                   Forward Amount;

                                   third, pro rata, to the Super Senior Support Certificates, to reimburse for Realized
                                   Losses applied to such classes;

                                   fourth, to each class of Subordinate Certificates, (i) first to pay any remaining
                                   Accrued Certificate Interest, (ii) then to pay any remaining Interest Carry Forward
                                   Amount and (iii) finally to reimburse for Realized Losses applied to each such class, in numerical order, beginning with the class of  Subordinate Certificates with the highest payment priority;

                                   fifth, to the classes of certificates specified in the Pooling Agreement, any Cap
                                   Carryover Amounts; and

                                   sixth, any remaining amounts to the Class CE Certificates.

BANC OF AMERICA SECURITIES LLC                                                12
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Monthly Excess Cashflow:           Notwithstanding anything to the contrary in any previously distributed free writing prospectus, on any Distribution Date, Monthly Excess Cashflow Amount will be applied in the following order of priority on that Distribution Date:

                                   first, pro rata, to the Senior Certificates, to pay any remaining Accrued
                                   Certificate Interest;

                                   second, pro rata, to the Senior Certificates, to pay any Interest Carry Forward
                                   Amount;

                                   third, pro rata, to the Super Senior Support Certificates, to reimburse for Realized
                                   Losses applied to such classes;

                                   fourth, to each class of Subordinate Certificates, first to pay Accrued Certificate
                                   Interest, then to pay Interest Carry Forward Amount and finally to reimburse for
                                   Realized Losses applied to that class, in numerical order, beginning with the class of Subordinate Certificates with the highest payment priority;

                                   fifth, to the extent of amounts otherwise distributable on the Class CE
                                   Certificates, to the classes of certificates specified in the Pooling Agreement, any
                                   Cap Carryover Amounts; and

                                   sixth, any remaining amounts to the Class CE Certificates as specified in the
                                   Pooling Agreement.

Collection Period:                 The period from the second day of the calendar month preceding the month in which a
                                   Distribution Date occurs through the first day of the calendar month in which the
                                   Distribution Date occurs.

Principal Distribution Amount:     As of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal
                                   Distribution Amount, if any.

Priority Amount:                   For any Distribution Date the lesser of (i) the aggregate class balance of the Class
                                   T2-A-7, Class T2-A-8, Class T2-A-A and Class T2-A-B Certificates and (ii) the
                                   product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the Senior
                                   Principal Distribution Amount.

Priority Percentage:               For any Distribution Date (i) the aggregate class balance of the Class T2-A-7, Class
                                   T2-A-8, Class T2-A-A and Class T2-A-B Certificates divided by (ii) the sum of the class balances of the Senior Certificates.

BANC OF AMERICA SECURITIES LLC                                                13
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Senior Principal Distribution      As of any Distribution Date (i) before the Stepdown Date or as to which a Trigger
Amount:                            Event is in effect, the Principal Distribution Amount and (ii) on or after the
                                   Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the class balance of the Group T2 Certificates immediately prior to that Distribution
                                   Date over (b) the lesser of (x) the product of (1) approximately 86.80% and (2) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group T2 as of the
                                   last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that
                                   Distribution Date and (y) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group T2 as of the last day of the related collection period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (1) 0.35%
                                   and (2) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
                                   T2 on the Cut-off Date.

Senior Specified Enhancement       Approximately 13.20%
Percentage:

Shift Percentage:                  For any Distribution Date, the percentage set forth below:

                                      DISTRIBUTION DATE OCCURRING IN                SHIFT PERCENTAGE
                                      ------------------------------------------    -----------------------------------

                                      November 2006 through October 2009            0%
                                      November 2009 through October 2011            45%
                                      November 2011 through October 2012            80%
                                      November 2012 through October 2013            100%
                                      November 2013 and thereafter                  300%

Subordinate Principal              Any of the Class T2-M-1 Principal Distribution Amount, Class T2-M-2 Principal
Distribution Amount:               Distribution Amount, Class T2-M-3 Principal Distribution Amount, Class T2-M-4
                                   Principal Distribution Amount, Class T2-M-5 Principal Distribution Amount, Class
                                   T2-M-6 Principal Distribution Amount, Class T2-M-7 Principal Distribution Amount,
                                   Class T2-M-8 Principal Distribution Amount, Class T2-B-1 Principal Distribution
                                   Amount or Class T2-B-2 Principal Distribution Amount.

Targeted Overcollateralization:    As of any Distribution Date, (x) prior to the Stepdown Date, approximately 0.35% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group T2 as of
                                   the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately 0.70% of the aggregate Stated
                                   Principal Balance of the  Mortgage Loans in Loan Group T2 as of due date in the month of such Distribution Date and (b) 0.35% of the aggregate Stated Principal
                                   Balance of the Mortgage Loans in Loan Group T2 as of the Cut-off Date and (ii) if a
                                   Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

BANC OF AMERICA SECURITIES LLC                                                14
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              PRELIMINARY SUMMARY OF TERMS
-----------------------------------------------------------------------------------------------------------------------

Trigger Event:                           A "TRIGGER EVENT" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans in Loan Group T2 equals or exceeds [TBD]% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group T2 incurred since the Cut-off Date through the Due Date in the month of such Distribution
                                         Date (reduced by the aggregate amount of Recoveries received since the
                                         Cut-off Date through the Due Date in the month of such Distribution Date)
                                         divided by the aggregate Stated Principal Balance of the Mortgage Loans in
                                         Loan Group T2 as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                              DISTRIBUTION DATE OCCURRING IN         PERCENTAGE
                                            ----------------------------------       ----------

                                            November 2008 through October 2009         [TBD]
                                            November 2009 through October 2010         [TBD]
                                            November 2010 through October 2011         [TBD]
                                            November 2011 through October 2012         [TBD]
                                            November 2012 and thereafter               [TBD]

BANC OF AMERICA SECURITIES LLC                                                15
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES                 BANC OF AMERICA FUNDING 2006-7 TRUST
                 [LOGO] TM                 Mortgage Pass-Through Certificates,
                                                 Series 2006-7, Group T2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PRELIMINARY INTEREST RATE CAP SCHEDULE
--------------------------------------------------------------------------------
  PERIOD       DISTRIBUTION DATE     NOTIONAL BALANCE ($)      LOW STRIKE (%)*
--------------------------------------------------------------------------------
     1              12/25/06             48,443,847.80             8.4730
     2              1/25/07              46,756,772.90             7.0523
     3              2/25/07              44,943,095.13             6.8230
     4              3/25/07              43,008,103.57             6.8229
     5              4/25/07              40,957,403.11             7.5591
     6              5/25/07              38,797,120.11             6.8225
     7              6/25/07              36,534,317.78             7.0514
     8              7/25/07              34,178,704.24             6.8222
     9              8/25/07              31,744,351.09             7.0511
    10              9/25/07              29,339,699.02             6.8218
    11              10/25/07             27,002,259.92             6.8219
    12              11/25/07             24,731,319.02             7.0510
    13              12/25/07             22,524,988.94             6.8220
    14              1/25/08              20,381,435.81             7.0512
    15              2/25/08              18,298,877.67             6.8222
    16              3/25/08              16,275,583.08             6.8222
    17              4/25/08              14,309,869.64             7.2963
    18              5/25/08              12,400,102.64             6.8224
    19              6/25/08              10,544,693.66             7.0515
    20              7/25/08              8,742,099.34              6.8225
    21              8/25/08              6,990,820.00              7.0517
    22              9/25/08              5,289,398.50              6.8227
    23              10/25/08             3,636,418.98              6.8228
    24              11/25/08             2,030,505.73              7.0519
    25              12/25/08              470,321.99               6.8229
--------------------------------------------------------------------------------

* The high strike for all periods is 10.00%

BANC OF AMERICA SECURITIES LLC                                                16
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------